Exhibit 99.1

PRESS RELEASE

Contact:

Derek Cole

Vice President, Investor Relations

720.540.5367

dcole@allos.com

Allos Therapeutics Announces Closing of Public Common Stock Offering

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Underwriters Exercise Overallotment Option to Purchase Additional 1,620,000 Shares

Westminster, Colorado, May 29, 2008 – Allos Therapeutics, Inc. (Nasdaq: ALTH) announced today the closing of its previously announced underwritten public offering of 12,420,000 shares of newly issued common stock at a public offering price of $5.64 per share.  The number of shares issued includes 1,620,000 shares purchased by the underwriters pursuant to their exercise in full of their overallotment option.

The Company received net proceeds from the offering of approximately $65.2 million, after deducting underwriting commissions and estimated offering expenses.  The Company plans to use the net proceeds from the financing primarily for clinical and preclinical research and development of its product candidates, manufacture of clinical trial material and pre-commercial scale-up activities for PDX, working capital and general corporate purposes.

Merrill Lynch & Co. acted as sole bookrunner for this offering.  Banc of America Securities LLC and Citigroup Global Markets Inc. acted as co-lead managers. Copies of the final prospectus relating to the offering may be obtained from Merrill Lynch & Co., by mail at Merrill Lynch’s prospectus department at 4 World Financial Center, New York, New York 10080.

The shares were issued pursuant to a shelf registration statement filed with the Securities and Commission on May 23, 2007 and declared effective on June 5, 2007.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, PDX (pralatrexate), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA, process. The Company is also investigating PDX in patients with non-small cell lung cancer and a range of lymphoma sub-types.  The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkin’s lymphoma (NHL). For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the amount of the net proceeds, the potential to complete the Company’s ongoing development programs with the proceeds of the financing, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, the risk that additional capital may be required in the future to complete on-going trials. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s other periodic reports and filings with the SEC and the prospectus supplement related to the offering. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

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